The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










September 24, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts
representing Five (5) Ordinary
Share of Onward Kashiyama
Ltd.
 (Form F6 File No. 299297)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Onward Kashiyama Ltd. to Onward Holdings Co. Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name for Onward
Kashiyama Ltd.

The Prospectus has been revised to reflect the new par value of EUR 0.18
EFFECTIVE SEPTEMBER 5, 2007, THE
COMPANYS NAME HAS CHANGED
FROM ONWARD KASHIYAMA LTD. TO
ONWARD HOLDINGS CO. LTD.


Please contact me with any questions or
comments at 212 8152187.


Victor Francis
Vice President
The Bank of New York  ADR Division

Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)